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                                                                    EXHIBIT 5.1
                        [WINSTON & STRAWN LETTERHEAD]


                               September 1, 1995



Lear Seating Corporation
21557 Telegraph Road
Southfield, MI 48034


         Re:     Registration Statement on Form S-3
                 of Lear Seating Corporation (No. 33-61583)
                 (the "Registration Statement")

Gentlemen:

                 We have acted as special counsel to Lear Seating Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-3 of the offer and sale (the "Offering") of up to 17,250,000 shares of Common Stock of the Company, par value of $.01 per share (the "Common Stock"). Of the 17,250,000 shares being offered in the Offering, (i) 10,000,000 shares are being offered by the Company and (ii) 7,250,000 (assuming the exercise of the Underwriters' over-allotment option) are being offered by selling stockholders (the "Selling Stockholders").

                 This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                 In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Common
Stock, as filed with the Securities and Exchange Commission (the "Commission") on August 4, 1995 under the Act, as amended by Amendment No. 1 thereto filed with the Commission on September 1, 1995 (as so amended, the "Registration Statement"); (ii) the United States preliminary prospectus dated September 1, 1995; (iii) the International preliminary prospectus dated September 1, 1995;
(iv) the Restated Certificate of Incorporation of the Company, (the "Charter");
(v) the Amended and Restated By-laws of the Company, (the "By-Laws"); (vi) the form of the United States Underwriting Agreement to be entered into by the Company, the Selling Stockholders, Lehman Brothers, Painewebber Incorporated, Morgan Stanley & Co. Incorporated and Schroder Wertheim & Co. Incorporated (the "U.S. Underwriting
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[WINSTON & STRAWN LETTERHEAD]

Lear Seating Corporation
September 1, 1995
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Agreement"); (vii) the form of the International Underwriting Agreement to be entered into by the Company, the Selling Stockholders, Lehman Brothers International (Europe), Painewebber International (U.K.) Ltd., Morgan Stanley & Co. International Limited and J. Henry Schroder & Co. Limited (the "International Underwriting Agreement," and together with the U.S.
Underwriting Agreement, the "Underwriting Agreements") and (viii) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Common Stock and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                 Based upon and subject to the foregoing, was are of the opinion that:

                 (a) the 10,000,000 shares of Common Stock covered by the Registration Statement, when sold by the Company in accordance with the provisions of the Underwriting Agreements following approval thereof by the Pricing Committee of the Board of Directors of the Company, shall be legally issued, fully paid and non-assessable.

                 (b) The 7,250,000 shares of Common Stock covered by the Registration Statement are and, when sold the Selling Stockholders in accordance with the provisions of the Underwriting Agreements, will be legally issued, fully paid and non-assessable.

                 We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectuses included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts
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[WINSTON & STRAWN LETTERHEAD]

Lear Seating Corporation
September 1, 1995
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within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                             Very truly yours,


                                             /s/ Winston & Strawn